[EXECUTION COPY]





                              AMENDMENT NO. 2
                     Dated as of September 27, 1994



                 KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation (the "Seller"), CIESCO L.P. (formerly known as Commercial Industrial Trade-receivables Investment Company), a New York limited partnership
(the "Investor"), and CITICORP NORTH AMERICA, INC., a Delaware corpora-tion ("CNA"), individually and as agent (the "Agent") for the Investor, agree as follows:


                 PRELIMINARY STATEMENTS:

                 (1) The Seller, the Investor, and CNA, individually and as Agent, have entered into a Receivables Purchase Agreement, dated as of September 27, 1989, as amended by an Amendment No. 1, dated as of August
8, 1991 (as so amended, the "Agreement"; the terms defined therein being used herein as therein defined, unless otherwise defined herein).

                 (2)  The parties hereto have agreed to amend the Agreement.


                 NOW, THEREFORE, the parties hereto agree as follows:


                 SECTION 1. Amendments to Agreement. The Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

                 (a) The terms "Commercial Industrial Trade-receivables Investment Company", "CITICO" or "CITICO's" are deleted and replaced with the terms "Ciesco L.P.", "CIESCO" or "CIESCO's", respectively, wherever they appear.

                 (b) Section 1.05 is hereby amended by restating such section to read as follows:

                         "SECTION 1.05.  Fees.  The Seller shall pay fees to
                 the Agent pursuant to separate letter agreements executed from time to time.".

                 (c) Exhibit I is hereby amended by adding thereto the following new definition:

                         "'CP Fixed Period Date' means, for any Receivable
                 Interest, the date of purchase of such Receivable Interest and thereafter the last day of each calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day) or any other day as shall have been agreed to in writing by the Agent and the Seller prior to the first day of the preceding Fixed Period for such Receivable Interest or, if there is no preceding Fixed Period, prior to the first day of such Fixed Period."

                 (d) The definition of the term "Concentration Limit" contained in Exhibit I is amended by deleting the percentage "4%" and substituting in place thereof "3%".

                 (e) The definition of the term "Facility Termination Date" contained in Exhibit I is amended by deleting the date "September
        27, 1994" and substituting in place thereof the date "September
        2, 1999".

                 (f) The definition of the term "Fixed Period" contained in Exhibit I is amended in its entirety to read as follows:

                         "'Fixed Period' means, with respect to any Receivable
        Interest:

                                 (a) in the case of any Fixed Period in respect of which Yield is computed by reference to the Inves-tor Rate referred to in paragraph (a) of the defini-tion of 'Investor Rate', each successive period commencing on each CP Fixed Period Date for such Receivable Interest and ending on the next succeeding CP Fixed Period Date for such Receivable Interest;
                         and

                                 (b) in the case of any Fixed Period in respect of which Yield is computed by reference to the Inves-tor Rate referred to in paragraph (b) of the defini-tion of 'Investor Rate', each successive period of
                         (x) from one to and including 14 days, or a period of 21, 30, 60, 90 or 180 days, or (y) for any Fixed
                         Period in respect of which Yield is computed by reference to the Eurodollar Rate, either a period from one (to and including) 29 days, or a period of one, two or three months, in each case as the Seller shall select and the Agent shall approve on notice by the Seller received by the Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on the day which occurs three Business Days before the first day of such Fixed Period, each such Fixed Period for such Receiv-able Interest to commence on the last day of the immediately preceding Fixed Period for such Receiv-able Interest (or, if there is no such Fixed Period, on the date of purchase of such Receivable Interest), except that, if the Agent shall not have received such notice or approved such notice before 11:00 A.M. (New York City time) on such day, such Fixed Period shall be one day;

                 provided that:

                                 (i) any Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that, if such Fixed Period relates to the Eurodollar Rate and such extension would cause the last day of such Fixed Period to occur in the next succeeding month, the last day of such Fixed Period shall occur on the immediately preceding Business Day;

                                 (ii)  in the case of any Fixed Period of one
                         day for such Receivable Interest, (a) if such Fixed Period is such Receivable Interest's initial Fixed Period, such Fixed Period shall be the day of the related purchase; (b) any subsequently occurring Fixed Period which is one day shall, if the immedi-ately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (c) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

                                 (iii) in the case of any Fixed Period for such Receivable Interest which commences before the Termi-nation Date for such Receivable Interest and would otherwise end on a date occurring after such Termina-tion Date, such Fixed Period shall end on such Termi-nation Date and the duration of each Fixed Period which commences on or after the Termination Date for such Receivable Interest shall be of such duration as shall be selected by the Agent.".

                 (g) The definition of "Investor Rate" contained in Exhibit I is amended in its entirety to read as follows:

                         "'Investor Rate' for any Fixed Period for any Receiv-
                 able Interest means:

                                 (a)  the per annum rate equivalent to the
                         weighted average of the per annum rates paid or payable by CIESCO from time to time as interest on or otherwise (by means of interest rate hedges or other-wise) in respect of those promissory notes issued by CIESCO that are allocated, in whole or in part, by CNA (on behalf of CIESCO) to fund the purchase or maintenance of such Receivable Interest during such Fixed Period, as determined by CNA (on behalf of CIESCO) and reported to the Seller and, if the Collection Agent is not the Seller, the Collection Agent, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by CNA (on behalf of CIESCO); provided that, if any component of such rate is a discount rate, in calculating the 'Investor Rate' for such Fixed Period, CNA shall for such component use the rate resulting from converting such discount rate to an interest-bearing equivalent rate per annum, or

                                 (b)  if the Investor is not able to fund its
                         purchase or maintenance of such Receivable Interest for such Fixed Period by its issuing promissory notes referred to in paragraph (a) above, a rate equal to the Assignee Rate for such Fixed Period or such other rate as the Agent and the Seller shall agree to in writing;

                 provided that, if the Investor so requests and the Seller consents thereto, the 'Investor Rate' for any Fixed Period of one day shall be the Assignee Rate for such Fixed Peri-od.".

                 (h)     The definition of "Liquidation Fee" contained in
        Exhibit I is amended by restating the initial parenthetical clause thereof to read as follows:

                 "(calculated without taking into account any Liquidation Fee or any shortened duration of such Fixed Period pursuant to clause (iii) of the definition thereof)".

                 (i)     The definition of "Loss Percentage" contained in
        Exhibit I is amended in its entirety to read as follows:

                         "'Loss Percentage' means, for any Receivable Interest
                 at any date, the greatest of (i) four times the highest Default Ratio as of the last day of each of the three months ended immediately preceding such date, (ii) three times the Concentration Limit, and (iii) 9%.".

                 (j) Subsection (i) of Exhibit V is amended in its entirety to read as follows:

                         "(i)  The Net Receivables Pool Balance shall for a
                 period of five consecutive Business Days be less than the sum of the aggregate outstanding Capital, plus Yield Reserve, plus Collection Agent Fee Reserve of the Receiv-able Interests and the aggregate outstanding Capital of the "Receivable Interests" under the Citibank Agreement; or".

                 (k) Subsection (b) of Section 4.04 is amended in its entirety to read as follows:

                         "(b)  In addition, the Seller shall pay any and all
                 stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.".

                 (l) Annex A is deleted and Annex A hereto is substituted therefor.


                 SECTION 2. Conditions of Effectiveness. This Amendment shall become effective when, and only when, all of the following shall have occurred:

                 (a) the Agent shall have received counterparts of this Amendment executed by the Seller, the Investor, and the Agent; and

                 (b) the Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by the Agent (which date shall be the same for all such documents), in form and substance satisfactory to the Agent:

                         (i) certified copies of the resolutions of Board of Directors of the Seller, dated August 1, 1989, and August
                 6, 1991;

                         (ii) a certificate of the Secretary or an Assistant Secretary of the Seller certifying the names and true signatures of its officers authorized to sign this Amend-ment and the other documents to be delivered hereunder;

                         (iii) a favorable opinion of Jeanie S. Latz, Vice President-Law of the Seller, in substantially the form of Exhibit A hereto; and

                         (iv) a certificate signed by a duly authorized officer of the Seller stating that:

                                 (i)  The representations and warranties con-
                         tained in Section 3 hereof are correct on and as of the date of such certificate as though made on and as of such date, and

                                 (ii) No event has occurred and is continuing which constitutes an Event of Termination or would constitute an Event of Termination but for the re-quirement that notice be given or time elapse or both.


                 SECTION 3. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

                 (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri.

                 (b) The execution, delivery and performance by the Seller of this Amendment, and the performance by the Seller of the Agreement as amended by this Amendment, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Seller's charter or by-laws, (ii) any law, rule or regulation, or (iii) any contractual restriction binding on or affecting the Seller.

                 (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Amendment or the performance by the Seller of the Agreement as amended by this Amendment.

                 (d) This Amendment, and the Agreement as amended by this Amendment, constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, subject to bankruptcy, insolvency or other similar laws affecting creditors' rights in general and to general principles of equity (whether considered in proceedings in equity or at law).


                 SECTION 4. References to and Effect on the Agreement. (a) On and after the effective date of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof ", "herein" or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

        (b) Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed.


                 SECTION 5. Costs, Expenses and Taxes. The Seller agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder.
In addition, the Seller shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Agent, the Investor and the other Owners harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.


                 SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 2 by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment No. 2.


                 SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.


                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                          KANSAS CITY POWER & LIGHT
                                            COMPANY


                                          By    /s/ John J. DeStefano
                                            Title:  Treasurer

                                          CIESCO L.P.

                                            By:  CITICORP NORTH
                                                  AMERICA, INC.,
                                                  its attorney-in-fact


                                          By    /s/ Arthur B. Bovino
                                                     Vice President



                                          CITICORP NORTH AMERICA,
                                            INC., Individually and
                                                    as Agent


                                          By    /s/ Arthur B. Bovino
                                                     Vice President